   As filed with the Securities and Exchange Commission on February 2, 2001
                                                     Registration No. 333-
================================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________
                            CYBERSOURCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                         77-0472961
  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                     Identification Number)


                             1295 Charleston Road
                        Mountain View, California  94043
               (Address of Principal Executive Offices)(ZIP Code)

                   PaylinX Corporation 2000 Stock Option Plan
                             (Full Title of Plans)
                        _______________________________
                             Charles E. Noreen, Jr.
                            Chief Financial Officer
                            CyberSource Corporation
                              1295 Charleston Road
                        Mountain View, California  94043
                                 (650) 965-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                _______________
                                    Copy to:
                            Richard Scudellari, Esq.
                            Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (650) 813-5600
                                _______________

                        CALCULATION OF REGISTRATION FEE

                                                                Maximum         Proposed Maximum        Amount of
           Title of Securities               Amount  to     Offering Price     Aggregate Offering    Registration Fee
             to be Registered               be Registered    Per Share(1)           Price(1)
=========================================================================================================================
Common Stock, 0.001 par value, subject to
 options under the PaylinX Corporation        2,850,380         $4.1875          $11,935,966.25             $2,984
 2000 Stock Option Plan...................
 =========================================================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $x.xxxxx per share represents the average of the high and low price per share of Common Stock, which will be available for future issuance under the CyberSource Corporation 1999 Stock Option Plan, as reported on the Nasdaq National Market on February 1, 2001.

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

       1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

       2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, March 31, 2000 and September 30, 2000, filed pursuant to the Exchange Act.

       3. The Registrant's current report on Form 8-K and 8-K/A filed pursuant to the Exchange Act on January 25, 2000 and March 27, 2000, respectively.

       4. The Registrant's current report on form 8-K filed pursuant to the Exchange Act on October 13, 2000.

       5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 23, 1999.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

       Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

       The validity of the common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California. A partner of Morrison & Foerster LLP is also a director of the Registrant and owns 15,500 shares of our common stock and holds an option to purchase an additional 20,000 shares of our common stock.

Item 6.  Indemnification of Directors and Officers.

       Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Amended and Restated Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

       The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

       The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that apply in the event of a claim for indemnification thereunder.

       The Registrant obtained, in conjunction with the effectiveness of its Registration Statement on Form S-1 (Reg. No. 333-77545), a policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under limited circumstances.

Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Consultants and Advisors.

       Not Applicable.

Item 9.  Exhibits.

       5.1   Opinion of Morrison & Foerster LLP

       23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

       23.2  Consent of Ernst & Young LLP, Independent Auditors

       24.1  Power of Attorney (see Signature Page)

Item 9.  Undertakings.

       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       SIGNATURES
       ----------

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, CyberSource Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 2, 2001.

                                      CYBERSOURCE CORPORATION


                                      By:  /s/ William S. McKiernan
                                           ------------------------
                                           William S. McKiernan
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

       Each person whose signature appears below constitutes and appoints William S. McKiernan and Charles E. Noreen, Jr., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Capacity                    Date
---------                           --------                    ----

/s/ William S. McKiernan            President and Chief         February 2, 2001
------------------------------      Executive Officer and
     William S. McKiernan           Director (Principal
                                    Executive Officer)

/s/ Charles E. Noreen, Jr.          Senior Vice President       February 2, 2001
------------------------------      of Finance and
     Charles E. Noreen, Jr.         Administration and Chief
                                    Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)

------------------------------      Director
     Linda Fayne Levinson

/s/ Steven P. Novak                 Director                    February 2, 2001
------------------------------
     Steven P. Novak

/s/ Richard Scudellari              Director                    February 2, 2001
------------------------------
     Richard Scudellari
                                    Director
------------------------------
     Michael Agostino

/s/ John J. McDonnell               Director                    February 2, 2001
------------------------------
     John J. McDonnell

                               INDEX TO EXHIBITS


Exhibit             Document
Number              --------
------

     5.1   Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)